ENERGY SERVICES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.3%

REPURCHASE AGREEMENTS 0.4%

Collateralized by obligations of

Schlumberger Ltd.

230,804

$

24,795,274

the U.S. treasury or U.S.

National-Oilwell Varco, Inc.*†

190,110

16,866,559

Government Agencies

Tenaris SA — SP ADR†

216,970

16,164,265

Halliburton Co.†

284,753

15,111,842

Lehman Brothers Holdings, Inc

Transocean, Inc.*†

94,050

14,332,279

issued 06/30/08 at 0.25% due

Weatherford International Ltd.*

270,894

13,433,633

07/01/08

$

1,069,506

$

________

1,069,506

Baker Hughes, Inc.

131,613

11,495,079

Total Repurchase Agreements

Diamond Offshore Drilling,

(Cost $1,069,506)

________

1,069,506

Inc.†

67,011

9,323,911

Total Investments 134.9%

Noble Corp.†

143,313

9,309,612

(Cost $238,437,766)

$

357,029,961

_________

Smith International, Inc.†

109,418

9,097,013

Nabors Industries Ltd.*†

181,469

8,933,719

Liabilities in Excess of Other

Cameron International Corp.*†

138,944

7,690,550

Assets – (34.9)%

$

(92,322,889)

_________

ENSCO International, Inc.†

94,894

7,661,742

Net Assets – 100.0%

$

264,707,072

FMC Technologies, Inc.*†

92,032

7,080,022

*

Non-Income Producing Security.

BJ Services Co.†

203,511

6,500,141

†

All or a portion of this security is on loan at June 30, 2008.

ADR – American Depository Receipt.

Helmerich & Payne, Inc.†

90,070

6,486,841

Pride International, Inc.*

133,118

6,295,150

Patterson-UTI Energy, Inc.†

152,651

5,501,542

Rowan Companies, Inc.†

103,582

4,842,458

Superior Energy Services*

87,594

4,829,933

Unit Corp.*†

56,596

4,695,770

Oceaneering International,

Inc.*†

60,203

4,638,641

Exterran Holdings, Inc.*†

64,231

4,591,874

Atwood Oceanics, Inc.*

35,847

4,457,216

Helix Energy Solutions Group,

Inc.*†

106,662

4,441,406

Hercules Offshore*†

114,780

4,363,936

Oil States International, Inc.*†

66,465

4,216,540

Complete Production Services,

Inc.*†

113,152

4,120,996

Dresser-Rand Group, Inc.*

104,581

4,089,117

Tidewater, Inc.†

61,928

4,027,178

W-H Energy Services, Inc.*†

41,427

3,966,221

Dril-Quip, Inc.*

56,203

3,540,789

Global Industries Ltd.*

170,015

3,048,369

SEACOR Holdings, Inc.*†

33,027

________

2,956,247

Total Common Stocks

(Cost $144,313,670)

262,905,865

________

SECURITIES LENDING COLLATERAL 35.2%

Mount Vernon Securities

Lending Trust Prime Portfolio

93,054,590

________

93,054,590

Total Securities Lending Collateral

(Cost $93,054,590)

________

93,054,590

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